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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Noble Energy, Inc.:

We consent to the incorporation by reference in the registration statements (File Nos. 333-18929 and 333-82953) on Form S-3 and the registration statements (File Nos. 333-108162, 333-39299, 33-32692, 2-66654, 33-54084, 333-118976, 333-118977, and 333-124964) on Form S-8 of Noble Energy, Inc. of our reports dated March 1, 2006 with respect to the consolidated balance sheets of Noble Energy, Inc. as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the Form 10-K of Noble Energy, Inc.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations.

                        KPMG LLP

Houston, Texas
March 1, 2006

142

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM